UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2004

METRO-GOLDWYN-MAYER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Los Angeles, CA		90067-6241
(Address of Principal Executive Offices)		(Zip Code)

(310) 449-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM	8.01 OTHER EVENTS

On September 23, 2004, Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), entered into a merger agreement with LOC Acquisition Company, a Delaware corporation owned by a consortium including Sony Corporation of America, Providence Equity Partners Inc., Texas Pacific Group, DLJ Merchant Banking Partners and Comcast Studio Investments, Inc. Under the agreement, the consortium would acquire the Company for $12 in cash per share of common stock of the Company plus the assumption of the Company’s debt. A copy of the merger agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. JP Morgan Chase and Credit Suisse First Boston have committed to provide the consortium with up to $4.25 billion senior debt financing. Pursuant to the merger agreement, the consortium’s obligation to acquire MGM is conditioned upon, among other things, consummation of the debt financing on the terms set forth in the commitment letters delivered by JP Morgan Chase and Credit Suisse First Boston or substitute financing which, if the debt financing commitments become unavailable, the consortium is obligated to use its reasonable best efforts to obtain. Tracinda Corporation and 250 Rodeo, Inc. holders of approximately 69% of the outstanding common stock of the Company have entered into an agreement with LOC Acquisition Company pursuant to which, among other things, Tracinda Corporation and 250 Rodeo agree to vote in favor of the transaction. A copy of the joint press release issued on September 23, 2004 is attached hereto as Exhibit 99.

In connection with the merger agreement, the Deposit Agreement, dated as of September 13, 2004, between the Company and Sony Corporation of America was amended, a copy of which amendment (the “Deposit Agreement Amendment”) is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by this reference. Pursuant to the Deposit Agreement Amendment, certain changes were made to the provisions specifying the terms upon which the Company would return the $150 million security deposit delivered to the Company in connection with the execution of the Deposit Agreement in order to ensure that the document accurately reflected the parties’ agreement.

In addition, in connection with such merger agreement, the Company entered into an Indemnity Agreement with Tracinda Corporation, 250 Rodeo and of Kirk Kerkorian pursuant to which the Company will indemnify Tracinda Corporation, 250 Rodeo and Mr. Kerkorian against certain liabilities relating to the transactions contemplated by the merger agreement. A copy of the Indemnity Agreement is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

10.1	Agreement and Plan of Merger dated September 23, between Metro-Goldwyn-Mayer Inc. and LOC Acquisition Company.
10.2	Amendment No 1 to Deposit Agreement, dated September 23, 2004, between Metro-Goldwyn-Mayer Inc. and Sony Corporation of America.
10.3	Indemnity Agreement dated September 23, 2004 among Metro-Goldwyn-Mayer Inc., Tracinda Corporation, 250 Rodeo and Kirk Kerkorian.
99	Text of the joint press release dated September 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro-Goldwyn-Mayer Inc.

Date: September 24, 2004	By:	/s/ JAY RAKOW
	Name:	Jay Rakow
	Title:	Senior Executive Vice President and General Counsel

INDEX TO EXHIBITS

No.	Description

10.1	Agreement and Plan of Merger dated September 23, between Metro-Goldwyn-Mayer Inc. and LOC Acquisition Company.
10.2	Amendment No 1 to Deposit Agreement, dated September 23, 2004, between Metro-Goldwyn-Mayer Inc. and Sony Corporation of America.
10.3	Indemnity Agreement dated September 23, 2004 among Metro-Goldwyn-Mayer Inc., Tracinda Corporation, 250 Rodeo, Inc. and Kirk Kerkorian.
99	Text of the joint press release dated September 23, 2004.